CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Red Rock Pictures Holdings Inc. (the “Company”) on Form 10-KSB for the year ending August 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Levy, Chief Executive Officer and Principal Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.       Such Annual Report on Form 10-KSB for the year ending August 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.       The information contained in such Yearly Report on Form 10-KSB for the year ending August 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Red Rock Pictures Holdings Inc.

Dated: December 19, 2007

RED ROCK PICTURES HOLDINGS INC.

By:	/s/ Robert Levy
Robert Levy
Chief Executive Officer,
Principal Financial and Principal Accounting Officer